Exhibit 99.1

For release:  November 5, 2015

Contact: Gerald Coggin, Sr. VP of Corporate Relations

Phone: (615) 890-2020

NHC Reports Third Quarter Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE MKT:  NHC), the nation's oldest publicly traded senior health care company, today announced net income available to common shareholders for the quarter ended September 30, 2015 of $10,415,000 compared to $10,662,000 for the quarter ended September 30, 2014.  Excluding the operating losses from the two newly constructed skilled nursing facilities and one assisted living facility placed in service less than twelve months ago, net income available to common shareholders for the quarter ended September 30, 2015 would have been $11,384,000, which is an increase of 6.8% over the same three month period in 2014.

Net operating revenues for the three months ended September 30, 2015 totaled $225,386,000 compared to $218,223,000 for the same three months of 2014, an increase of 3.3%.  Net income was $0.75 per common share basic for the quarter ended September 30, 2015 compared to $0.77 per common share basic for the quarter ended September 30, 2014.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following:  liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries, the ability of third parties for whom we have guaranteed debt to refinance certain short term debt obligations; and other factors referenced or incorporated by reference in the S.E.C. filings.  The risks included here are not exhaustive.  All forward-looking statements represent NHC’s best judgment as of the date of this release.

About NHC

NHC affiliates operate for themselves and third parties 74 skilled nursing centers with 9,403 beds.  NHC affiliates also operate 36 homecare programs, five independent living centers and 19 assisted living communities.  NHC’s other services include Alzheimer’s units, long-term care pharmacies, hospice, a rehabilitation services company, and providing management and accounting services to third parties. Other information about the Company can be found on our web site at www.nhccare.com.

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Consolidated Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Revenues:	(unaudited)		(unaudited)
Net patient revenues	$ 215,351	$ 207,772	$ 641,845	$ 613,173
Other revenues	10,035	10,451	30,850	32,136
Net operating revenues	225,386	218,223	672,695	645,309

Costs and Expenses:
Salaries, wages and benefits	135,136	128,938	392,766	374,277
Other operating	56,616	55,365	173,830	166,803
Facility rent	10,006	9,913	29,972	29,712
Depreciation and amortization	9,273	8,639	27,442	25,144
Interest	594	632	1,782	1,566
Total costs and expenses	211,625	203,487	625,792	597,502

Income Before Non-Operating Income	13,761	14,736	46,903	47,807
Non-Operating Income	4,550	3,937	12,902	12,790

Income Before Income Taxes	18,311	18,673	59,805	60,597
Income Tax Provision	(5,744)	(5,844)	(21,638)	(22,028)

Net Income	12,567	12,829	38,167	38,569

Dividends to Preferred Stockholders	(2,152)	(2,167)	(6,487)	(6,502)

Net Income Available to Common Stockholders	$ 10,415	$ 10,662	$ 31,680	$ 32,067

Earnings Per Common Share
Basic	$ 0.75	$ 0.77	$ 2.30	$ 2.32
Diluted	$ 0.72	$ 0.75	$ 2.21	$ 2.25

Weighted average common shares outstanding
Basic	13,801,245	13,805,430	13,778,705	13,838,891
Diluted	14,422,660	14,236,512	14,365,251	14,230,031

Dividends declared per common share	$ 0.40	$ 0.34	$ 1.14	$ 1.00

Balance Sheet Data
(in thousands)	Sept. 30	Dec. 31
	2015	2014
Cash and marketable securities	$ 181,348	$ 202,302
Restricted cash and marketable securities	180,949	168,924
Current assets	305,593	322,525
Property and equipment, net	526,255	514,744
Total assets	1,082,291	1,074,123
Current liabilities	180,687	183,558
Long-term debt	10,000	10,000
Stockholders' equity	746,357	734,148
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Selected Operating Statistics
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Per Diems:
Medicare	$ 441.52	$ 436.72	$ 437.28	$ 434.14
Managed Care	405.14	400.17	401.42	398.61
Medicaid	170.57	168.01	170.64	168.58
Private Pay and Other	216.10	211.43	216.97	211.50

Patient Days:
Medicare	119,780	120,729	384,801	371,501
Managed Care	56,721	49,454	165,149	140,558
Medicaid	319,962	317,753	935,339	931,954
Private Pay and Other	179,734	181,661	523,739	521,394
	676,197	669,597	2,009,028	1,965,407

Average Per Diem	$ 250.34	$ 245.38	$ 252.76	$ 246.61